As filed with the Securities and Exchange Commission on January 22, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

       Date of Report (Date of earliest event reported): January 15, 1998

                         American Country Holdings Inc.
               (Exact name of registrant as specified in charter)

       Delaware                     0-22922                       06-0995978
(State or other juris-            (Commission                   (IRS Employer
  diction of incorp-              File Number)               Identification No.)
       oration)

 222 N. LaSalle Street, Chicago, Illinois                    60601-1105
(Address of principal executive offices)                     (Zip code)

       Registrant's telephone number, including area code: (312) 456-2000


                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     Coopers & Lybrand LLC will replace Ernst & Young LLP ("E&Y") as the principal accountants to American Country Holdings Inc. (the "Company") following E&Y's completion of the audit of the Company's financial statements for the year ended December 31, 1997. E&Y has been engaged as the principal accountants to audit the Company's financial statements effective July 29, 1997, following the Company's acquisition of the assets of American Country Insurance Company. E&Y had been the auditors of American Country Insurance Company and its affiliates and replaced Lazar, Levine & Company LLP, which had been the principal accountants for the Company and had audited the Company's financial statements for the prior two fiscal years ended December 31, 1996.

      As at the date hereof, E&Y has not completed its audit of the Company's financial statements for the calendar year ended December 31, 1997 and has not issued any report relating to the Company's financial statements, having been retained effective July 29, 1997 and, accordingly, no report was rendered by E&Y with respect to the Company's financial statements for its prior two fiscal years which contained an adverse opinion or a disclaimer of an opinion or which was qualified or modified as to uncertainty, audit scope or accounting principles. From July 29, 1997, the date of E&Y's engagement, and during the interim period subsequent thereto preceding the change in independent auditors, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, but decided, upon the recommendation of its Board of Directors, to retain Coopers & Lybrand as the Company's independent auditors following completion of E&Y's audit of the Company's financial statements for the calendar year ended December 31, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

     16.  Letter of Ernst & Young LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   American Country Holdings Inc.
                                   (Registrant)

                                   By: /s/ James P. Byrne
                                       -------------------------------
                                           James P. Byrne
                                           Chief Financial Officer

Dated: January 22, 1998